EXHIBIT 3.2


                                   BYLAWS


                                    BYLAWS OF
                       BRAMPTON CREST INTERNATIONAL, INC.

                                     BYLAWS

                                       OF

                       BRAMPTON CREST INTERNATIONAL, INC.,
                              a Nevada corporation

                                   ARTICLE I.

                                NAME AND OFFICES

         Section A. Name. The name of the Corporation is BRAMPTON CREST INTERNATIONAL, INC., a Nevada corporation (the "Corporation").

         Section B. Principal Office and Additional Offices. The location of the registered office of the Corporation shall be as stated in the Articles of Incorporation, which location may be changed from time to time by the Board of Directors. The Corporation may also have offices or branches at such other places, both within and without the State of Nevada, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

                                   ARTICLE II.

                            MEETINGS OF SHAREHOLDERS

         Section A. Place of Meetings. All meetings of the shareholders of the Corporation (each a "Shareholder") shall be held at the registered office of the Corporation, or at such other place (within or without the State of Nevada) as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.

         Section B. Annual Meeting. Annual meetings of Shareholders shall be held on the date fixed from time to time by the directors. At the annual meeting, the Shareholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

         Section C. Special Meetings. Special meetings of the Shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the chairman of the Board of Directors or President, and shall be called by the chairman of the Board of Directors or President at the request in writing of a majority of the Board of Directors or at the request in writing of the holders of not less than ten percent (10%) of all the shares entitled to vote at a meeting. Such request shall state the purpose or purposes of the proposed meeting.

         Section D. List of Shareholders. The officer or agent who has charge of the stock transfer book for shares of the Corporation shall make and certify a complete list of the Shareholders entitled to vote at a Shareholders' meeting, or any adjournment thereof. The list shall be compiled at least ten (10) days


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before each meeting of Shareholders  if there are greater than six  Shareholders of the Corporation. The list shall be arranged in alphabetical order with each class and series and show the address of each Shareholder and the number of shares registered in the name of each Shareholder. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Shareholder who is present. See "Fixing of Record Date", Article VI, Section E, for the method of determining which Shareholders are entitled to vote.

         Section E. Notice of Meetings. Except as may be provided by statute, written notice of an annual or special meeting of Shareholders stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be delivered, either personally or by first-class mail, not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each Shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his, her or its' address as it appears on the stock transfer books of the Corporation with postage thereon prepaid.

         Section F. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the Shareholders for the transaction of business except as otherwise expressly required by statute or by the Articles of Incorporation. All Shareholders present in person or represented by proxy at such meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum. If, however, such quorum shall not be initially present at any meeting of Shareholders, a majority of the Shareholders entitled to vote thereat shall nevertheless have power to adjourn the meeting from time to time and to another place, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Shareholder of record entitled to vote at the meeting.

         Section G. Plurality. When an action other than the election of directors is to be taken by vote of the Shareholders, it shall be authorized by the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter, unless a greater plurality is required by express requirement of the statutes or of the Articles of Incorporation, in which case such express provision shall govern and control the decision of such question. "Shares represented at the meeting" shall be determined as of the time the existence of the quorum is determined. Except as otherwise expressly required by the Articles of Incorporation, directors shall be elected by a plurality of the votes cast at an election.

         Section H. Voting of Shares and Proxies. Each shareholder shall at every meeting of the Shareholders be entitled to one (1) vote in person or by proxy for each share of the capital stock having voting power held by such Shareholder except as otherwise expressly required in the Articles of Incorporation. A vote may be cast either orally or in writing. Each proxy shall be in writing and signed by the Shareholder or his authorized agent or representative. A proxy is not valid after the expiration of eleven (11) months


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after its date unless the person  executing it  specifies  therein the length of time for which it is to continue in force. Unless prohibited by law, a proxy otherwise validly granted by telegram shall be deemed to have been signed by the granting shareholder. All questions regarding the qualification of voters, the validity of proxies and the acceptance or rejection of votes shall be decided by the presiding officer of the meeting.

         Section I. Waiver of Notice. Attendance of a person at a meeting of Shareholders in person or by proxy constitutes a waiver of notice of the meeting except where the shareholder attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting was not lawfully called or convened.

         Section J. Written Consent Without a Meeting. Unless otherwise provided by the Articles of Incorporation, any action required to be taken at any annual or special meeting of the Shareholders, or any other action which may be taken at any annual or special meeting of the Shareholders may be taken without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action so taken, shall be signed by holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize such action at a meeting at which all shares entitled to vote thereon were present and voted. Within 10 days after obtaining such authorization by written consent, notice shall be given to those Shareholders who have not consented in writing. The notice shall fairly summarize the material features of the authorized action and, if the action be a merger, consolidation, or sale of assets for which dissenters rights are provided for by statute, the notice shall contain a clear statement of the rights of Shareholders dissenting therefrom to be paid the fair value of their shares upon compliance with further provisions of such statute regarding the rights of dissenting Shareholders.

                                  ARTICLE III.

                                    DIRECTORS

         Section A. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors, unless otherwise provided by the Articles of Incorporation. The Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the Shareholders.

         Section B. Number, Election and Term of Office. The number of directors which shall constitute the whole Board shall be not be less than one (1). The number of directors shall be determined from time to time by resolution of the Board of Directors. In the absence of an express determination by the Board of Directors, the number of directors, until changed by the Board, shall be that number of directors elected at the most recently held annual meeting of Shareholders or, if no such meeting has been held, the number determined by the initial director as designated in the initially filed Articles of Incorporation. Directors are elected at the first annual Shareholders' meeting and at each annual meeting thereafter. Each Director shall hold office until the next annual meeting of Shareholders or until his successor is elected. Directors need not be Shareholders or officers of the Corporation.


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         Section  C.   Vacancies  and  Removal.   Vacancies  and  newly  created
directorships resulting from any increase in the authorized number of directors may be filled by the affirmative vote of a majority of the directors then in office, though less than a quorum, or by a sole remaining director, or by the Shareholders, and the directors so chosen shall hold office until the next annual election of directors by the Shareholders and until their successors are duly elected and qualified or until their resignation or removal. Any director may be removed, with or without cause, by the Shareholders at a meeting of the Shareholders called expressly for that purpose unless otherwise provided in the Articles of Incorporation.

         Section D. Annual Meeting. The first Board of Directors shall hold office until the annual meeting of Shareholders. Thereafter, the first meeting of each newly elected Board of Directors shall be held promptly following the annual meeting of Shareholders on the date thereof. No notice of such meeting shall be necessary to the newly elected directors in order to legally constitute the meeting, provided a quorum shall be present. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors. Any notice of the annual meeting need not specify the business to be transacted or the purpose of the meeting.

         Section E. Place of Meetings. Meetings of the Board of Directors shall be held at the principal office of the Corporation or at such other place, within or without the State of Nevada, as the Board of Directors may from time to time determine or as shall be specified in the notice of any such meeting. Unless otherwise restricted by the Articles of Incorporation, members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

         Section F. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors or President on four (4) days' notice to each director by mail or twenty-four (24) hours' notice either personally, by telephone or by facsimile; special meetings shall be called by the chairman of the Board or President in like manner and on like notice on the written request of two (2) directors. The notice need not specify the business to be transacted or the purpose of the special meeting. The notice shall specify the place of the special meeting.

         Section G. Quorum. At all meetings of the Board of Directors, a majority in the number of directors fixed pursuant to Article III, Section B of these Bylaws shall constitute a quorum for the transaction of business. At all meetings of a committee of the Board of Directors a majority of the directors then members of the committee in office shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which there is a quorum shall be the act of the Board of Directors or the committee, unless the vote of a larger number is specifically required by statute, by the Articles of Incorporation, or by these Bylaws. If a quorum shall not be present at any meeting of the Board of Directors or a committee, the members present thereat may adjourn the meeting from time to time and to another place without notice other than announcement at the meeting, until a quorum shall be present.


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         Section H. Written Consent Without a Meeting. Unless otherwise provided by the Articles of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if, before or after the action, all members of the Board of Directors or committee consent thereto in writing. The written consents shall be filed with the minutes of proceedings of the Board of Directors or committee. Such consents shall have the same effect as a vote of the Board of Directors or committee for all purposes.

         Section I. Executive and Other Committees. A majority of the full Board of Directors may, by resolution, designate one (1) or more committees, each committee to consist of one (1) or more of the directors of the Corporation. The Board of Directors may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation; provided, however, such a committee shall not have the power or authority to:

                  1. Approve or recommend to Shareholders actions or proposals required by statute to be approved by the Shareholders.

                  2. Designate candidates for the office of director for purposes of proxy solicitation or otherwise.

                  3. Fill vacancies on the Board of Directors or any committee thereof.

                  4. Amend the Bylaws of the Corporation.

                  5. Authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors.

                  6. Authorize or approve the issuance or sale of, or any contract to issue or sell, shares or designate the terms of a series of a class of shares, except that the Board of Directors, having acted regarding general authorization for the issuance or sale of shares, or any contract therefor, and, in the case of a series, the designation thereof, may, pursuant to a general formula or method specified by the Board of Directors by resolution or by adoption of a stock option or other plan, authorize a committee to fix the terms of any contract for the sale of the shares and to fix the terms upon which such shares may be issued or sold, including, without limitation, the price, the rate or manner of payment of dividends, provisions for redemption, sinking fund, conversion, and voting or preferential rights, and provisions for other features of a class of shares, or a series of a class of shares, with full power in such committee to adopt any final resolution setting forth all the terms thereof and to authorize the statement of the terms of a series for filing with the Nevada Department of State pursuant to the Nevada Business Corporation Act.


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         Such  committee or  committees  shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. A committee, and each member thereof, shall serve at the pleasure of the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

         Section J. Compensation. The Board of Directors shall have authority to fix the compensation, including fees and reimbursement of expenses of directors, for services to the Corporation in any capacity.

         Section K. Resignations. A director may resign by written notice to the Corporation. The resignation is effective upon its receipt by the Corporation or a subsequent time as set forth in the notice of resignation.

         Section L. Waiver of Notice. Attendance of a director at a special meeting constitutes a waiver of notice of the meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Directors may also sign a waiver of notice before or after a special meeting.

                                   ARTICLE IV.

                                     NOTICES

         Section A. Method of Notice. Whenever, under the provisions of the statutes or of the Articles of Incorporation or of these Bylaws, written notice is required to be given to any director, committee member or Shareholder, such notice may be given in writing by mail (registered, certified or other first class mail) addressed to such director, shareholder or committee member at his address as it appears on the records of the Corporation, with postage thereon prepaid. Such notice shall be deemed to be given at the time when the same shall be deposited in a post office or official depository under the exclusive care and custody of the United States postal service.

         Section B. Waiver of Notice. Whenever any notice is required to be given under the provision of the statutes or of the Articles of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Shareholders, directors or a committee, need be specified in any written waiver of notice. ARTICLE V.


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                                    OFFICERS

         Section A. Number and Qualification. The Board of Directors shall choose the officers of the Corporation after each annual meeting of Shareholders. There shall be a President, a Treasurer and a Secretary, and such other officers as may be deemed necessary, whom the Board of Directors may appoint. The same person may hold any number of offices. The Board of Directors may from time to time appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

         Section B. Compensation. The Board of Directors shall fix the salaries of all officers of the Corporation.

         Section C. Removal, Vacancies and Resignations. The officers of the Corporation shall hold office at the pleasure of the Board of Directors. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors with or without cause whenever, in its judgment, the best interests of the Corporation will be served thereby. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors. An officer may resign by written notice to the Corporation. The resignation is effective upon its receipt by the Corporation or at a subsequent time specified in the notice of resignation.

         Section D. The President. Unless otherwise provided by resolution of the Board of Directors, the President shall be the chief executive officer of the Corporation, shall preside at all meetings of the Shareholders and the Board of Directors (if he or she shall be a member of the Board), shall have general and active management of the business and affairs of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall execute on behalf of the Corporation, and may affix or cause the seal to be affixed to, all instruments requiring such execution except to the extent the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

         Section E. Vice-Presidents. The Vice-Presidents shall act under the direction of the President and in the absence or disability of the President shall perform the duties and exercise the powers of the President. They shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe. The Board of Directors may designate one or more executive Vice-Presidents or may otherwise specify the order of seniority of the Vice-Presidents. The duties and powers of the President shall descend to the Vice-Presidents in such specified order of seniority.

         Section F. The Secretary. The Secretary shall act under the direction of the President. Subject to the direction of the President, the Secretary shall attend all meetings of the Board of Directors and all meetings of the Shareholders and record the proceedings. The Secretary shall perform like duties for the standing committees when required; shall give, or cause to be given, notice of all meetings of the Shareholders and special meetings of the Board of Directors; and shall perform such other duties as may be prescribed by the


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President or the Board of Directors.  The  Secretary  shall keep in safe custody the seal of the Corporation and, when authorized by the President or the Board of Directors, cause it to be affixed to any instrument requiring it. The Secretary shall be responsible for maintaining the stock transfer book and minute book of the Corporation and shall be responsible for their updating.

         Section G. Delegation of Duties. Whenever an officer is absent or whenever for any reason the Board of Directors may deem it desirable, the Board of Directors may delegate the powers and duties of an officer to any other officer or officers or to any director or directors.

         Section H. Additional Powers. To the extent the powers and duties of the several officers are not provided from time to time by resolution or other directive of the Board of Directors or by the President (with respect to other officers), the officers shall have all powers and shall discharge the duties customarily and usually held and performed by like officers of the corporations similar in organization and business purposes to this Corporation.

                                   ARTICLE VI.

                              CERTIFICATES OF STOCK
                           AND SHAREHOLDERS OF RECORD

         Section A. Certificates Representing Shares. The shares of stock of the Corporation shall be represented by certificates signed by, or in the name of the Corporation by, the President or a Vice-President and by the Secretary of the Corporation. Each holder of stock in the Corporation shall be entitled to have such a certificate certifying the number of shares owned by him or her in the Corporation.

         Section B. Transfer Agents. Any of or all the signatures on the certificates may be a facsimile if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or its employee. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer at the date of issue. The seal of the Corporation or a facsimile thereof may, but need not, be affixed to the certificates of stock.

         Section C. Lost, Destroyed or Mutilated Certificates. The Board of Directors may direct a new certificates for shares to be issued in place of any certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificates of stock to be lost or destroyed. When authorizing such issue of a new certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificates, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificates alleged to have been lost or destroyed.


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         Section D. Transfer of Shares. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificates for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its stock transfer book for shares of the Corporation.

         Section E. Fixing of Record Date. In order that the Corporation may determine the Shareholders entitled to notice of, or to vote at, any meeting of Shareholders or any adjournment thereof, or to express consent to, or to dissent from, a proposal without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. The stock transfer books of the Corporation shall not be closed.

         If no record date is fixed:

                  1. The record date for determining the Shareholders of record entitled to notice of, or to vote at, a meeting of Shareholders shall be at the close of business on the day on which notice is given, or, if no notice is given, at the close of business on the day next preceding the day on which the meeting is held; and

                  2. the record date for determining Shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

         A determination of Shareholders of record entitled to notice or to vote at a meeting of Shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         Section F. Exclusive Ownership of Shares. The Corporation shall be entitled to recognize the exclusive right of a person registered upon its stock transfer book for shares of the Corporation as the owner of shares for all purposes, including voting and dividends, and shall not be bound to recognize any equitable or other claim to interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Nevada.

         Section G. Limitation on Transfer of Shares. If the holders of a majority or more of the shares of Common or, if authorized, Preferred Stock shall enter into an agreement restricting or limiting the sale, transfer, assignment, pledge, or hypothecation of the shares of the Corporation, and the Corporation shall become a party to such agreement, the officers and directors of the Corporation shall observe and carry out all of the terms and provisions of such agreement and refuse to recognize any sale, transfer, assignment, pledge or hypothecation of any or all of the shares covered by such agreement, unless it shall conform with the provisions and terms of such agreement, provided that a copy of such agreement shall be filed with the Secretary of the Corporation


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and be kept available at the principal office of the  Corporation,  and provided further, that notice of such agreement be set forth conspicuously on the face or back of each stock certificates.

                                  ARTICLE VII.

                                 INDEMNIFICATION

         The Corporation shall indemnify, or advance expenses to, to the fullest extent authorized or permitted by the Nevada Business Corporation Act, any person made, or threatened to be made, a party to any action, suit or proceeding by reason of the fact that he or she (i) is or was a director of the Corporation; (ii) is or was serving at the request of the Corporation as a director of another corporation; (iii) is or was an officer of the Corporation, provided that he or she is or was at the time a director of the Corporation; or
(iv) is or was serving at the request of the Corporation as an officer of another corporation, provided that he or she is or was at the time a director of the Corporation or a director of such other corporation, serving at the request of the Corporation. Unless otherwise expressly prohibited by the Nevada Business Corporation Act, and except as otherwise provided in the foregoing sentence, the Board of Directors of the Corporation shall have the sole and exclusive discretion, on such terms and conditions as it shall determine, to indemnify, or advance expenses to, any person made, or threatened to be made, a party to any action, suit, or proceeding by reason of the fact that he or she is or was an officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as an officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. No person falling within the purview of the foregoing sentence may apply for
indemnification   or   advancement   of  expenses  to  any  court  of  competent
jurisdiction.

                                  ARTICLE VIII.

                               GENERAL PROVISIONS

         Section A. Checks, Drafts and Bank Accounts. All checks, drafts or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may from time to time designate.

         Section B. Fiscal Year. The fiscal year of the Corporation shall be fixed from time to time by resolution of the Board of Directors, but shall end on December 31st of each year if not otherwise fixed by the Board of Directors.

         Section C. Corporate Seal. The Board of Directors may adopt a corporate seal for the Corporation. The corporate seal shall have inscribed thereon the name of the Corporation and the words "Corporate Seal, Nevada." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

         Section D. Corporate Minutes and Stock Transfer Book. The Corporation shall keep within or without the State of Nevada books and records of account and minutes of the proceedings of its Shareholders, Board of Directors and executive committee, if any. The Corporation shall keep at its registered office or at the office of its transfer agent within or without the State of Nevada a stock transfer book for shares of the Corporation containing the names and addresses of all Shareholders, the number, class and series of shares held by each and the dates when they respectively became holders of record thereof. Any of such stock transfer book, books, records or minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

         Section E. Bylaw Governance Not Exclusive. These Bylaws shall govern the internal affairs of the Corporation, but only to the extent they are consistent with law and the Articles of Incorporation. Nothing contained in the Bylaws shall, however, prevent the imposition by contract of greater voting, notice or other requirements than those set forth in these Bylaws.

         Section F. Shareholders' Agreement. Should the Shareholders of the Corporation at any time enter into a Shareholders' Agreement following the adoption of the Bylaws then, to the extent that the terms of the Shareholders' Agreement as thereafter amended are inconsistent with the Bylaws or the Articles of Incorporation, the terms of the Shareholders' Agreement shall govern the internal affairs of the Corporation.

                                   ARTICLE IX.

                                   AMENDMENTS

         The Board of Directors may amend or repeal these Bylaws unless the Nevada Business Corporation Act reserves the power to amend a particular Bylaw provision exclusively to the Shareholders.

                                  EXHIBIT 10.1

                                                                                             5112 Bailey Loop
                                                                                        McClellan, CA 95842
                                                                                       (916) 643 2010 FAX (916) 643
                                                                                               2280
                                                                                                          Purchase Order
------------------------------ --- ------------------------ ---------
No. 04-11-0295 Date: Nov. 25, 2003
                               ---
---------------------------------------------------------------------
Please Confirm Order
---------------------------------------------------------------------


------------------------------------------ -- ------------------- ----------------------------- ----------------------------------
Order #:   one (1)                            Ship date:          Next Available                Ship Via: Ship / Best way
                                                                                                  Shipping Collect (COD)
------------------------------------------ -- ------------------- ----------------------------- ----------------------------------
------------------------------------------------------------------------- --------------------------------------------------------
TO:                                                                       SHIP TO:
     Brampton Crest International, Inc.
     1210 Washington Ave. Suite 21
                                                                                 Addresses provided by
     Miami Beach FL 33139                                                         Shipment Confirmation

------------------------------------------------------------------------- --------------------------------------------------------

-------------- --------------- ------------------------------------------------------------------ --------------- ----------------
     QTY            PROD                                            DESCRIPTION                        EACH               TOTAL
-------------- --------------- ------------------------------------------------------------------ --------------- ----------------

                   Micro       Motorized scrubbing and cleaning system with cool steam
               Derma-brasion   moisture.  Includes hand held motorized cleaner with detachable head, scrub brush with nylon bristles, bottles of dionized
                               water, and box of pads.   All creams supplied by others.
                               All devices meet the Design Specifications,
                               Additional Terms This Order:
                               Standard terms and conditions on warrantee card
                               Intellectual Properties, none transferred.
                               Payment Terms:  COD, or wire confirmation to driver.

                               Additional Terms:

                                     Page two (2) contains an option for Buyer
                               to purchase additional units.

                               ------------------------------------
                               Accepted:  Brampton Crest International, Inc

                               ------------------------------------
                               Hamilton-Clarke Industries
-------------- --------------- ------------------------------------------------------------------
                                                                                   -------------- --------------- ----------------
                                                                                   Sub-total

                                                                                   -------------- --------------- ----------------
------------------------ ----------------------------------------------------      -------------- --------------- ----------------
Tax Exempt #:            For re-sale, delivery to Florida                          Tax                                        N/A
                         ----------------------------------------------------      -------------- --------------- ----------------
------------------------                                                           -------------- --------------- ----------------
                                                                                   Balance
------------------------                                                           -------------- --------------- ----------------


PAGE TWO

Option to Purchase Additional Product:

Hamilton-Clarke Industries hereby grants to Brampton Crest International, Inc., the option to purchase additional units of the hand held motorized steamer cleaner, caddy with transformer, and two heads, (a unit) on the following terms:

         1.       Option is for _____ per unit above.

         2.       Option must be filled in lots of 1,000 or more.

         3. Total available units under this option is 9,000 units of product on hand, as adjusted in number.

         4. Option will be terminated if no option orders are delivered before April 30, 2005.

         5.       Shipping and insurance is collect, FOB Sacramento.

         6. Warrantee terms are incorporated, and failure of product is limited to a refund of the amount paid for each such product.

         7. Minimum purchases of 1,000 per month begin April 15, 2005 and continue while no fewer than 1,000 units per month are purchased.

         8. In event of dispute, arbitration by court appointed arbitrator in Sacramento, California.

     No other representations are made. This document includes all rights of the parties related to the option to purchase additional product.

END of Purchase Order to Brampton Crest International, Inc. November 25, 2004.


-------------------------------------
Hamilton-Clarke Industries


Accepted:


-------------------------------------
Brampton Crest International, Inc.